Exhibit 99.1

Bridgeline Announces Financial Results for the Fourth Quarter of Fiscal 2023

Woburn, Mass., December 27, 2023 - Bridgeline Digital, Inc. (NASDAQ: BLIN), a marketing software solutions provider, today announced financial results for its fiscal fourth quarter ended September 30, 2023.

“Bridgeline signed more than $6 million in new customer contracts in FY23 that resulted in our revenue being dominated by core products such as HawkSearch,” said Ari Kahn, Bridgeline’s President and Chief Executive Officer. “This was a transformative year that grew our core revenue significantly and shed legacy product revenue. Bridgeline’s growth is now driven by core products with strong renewal rates and rapid sales cycles which positions the company for growth in 2024.”

Financial Highlights – Fourth Quarter of Fiscal Year 2023

●	Total revenue was $3.8 million, compared to $4.2 million in the prior year period.

●	Subscription and licenses revenue was $3.1 million, compared to $3.4 million in the prior year period.

●	Gross profit was $2.6 million, compared to $3.0 million in the prior year period.

●	Gross margin was 68%, compared to 71% in the prior year period.

Financial Highlights – Fiscal Year 2023

●	Total revenue was $15.9 million, compared to $16.8 million in the prior year period.

●	Subscription and licenses revenue was $12.7 million, compared to $13.6 million in the prior year period.

●	Gross profit was $10.9 million, compared to $11.7 million in the prior year period.

●	Gross margin was 68%, compared to 70% in the prior year period.

Business Highlights

Sales

●

In fiscal 2023, Bridgeline signed more than $6 million in new customer contracts and had a revenue renewal rate of more than 90%. The HawkSearch product line led the company’s success with HawkSearch growing to nearly 50% of Bridgeline’s revenue with a revenue renewal rate of more than 95%.

●

In its fourth quarter, Bridgeline booked an additional 27 sales for $900 thousand in contract value that adds $375 thousand in annual recurring revenue. Bridgeline closed the fourth quarter with a 92% revenue renewal rate for $2 million in contracts, totaling $9 million in renewals for the year.

●	New licenses in Bridgeline’s fourth quarter include leading technology providers Spectum Control, Saviynt and Project Insight as well as industrial distributors Trident Enterprises and Filters Fast.

Product

Bridgeline software enhancements have focused heavily on Artificial Intelligence to improve usability, productivity and relevancy for content creators and site visitors.

Unbound released AI Assistant, an intelligent content creator that leverages GenAI to automatically create pages for websites. With AI Assistant, a marketer can describe the content they need, and AI Assistant will write content for the site and it will also provide options to the marketer to customize the pages and further improve site performance.

HawkSearch announced a Smart Search as part of strategy “Keywords to Concepts.” Important Artificial Intelligence capabilities in Smart Search are Concept Search and Visual Search.

●

Concept search uses large language models to allow visitors to describe their search needs as a full question in up to 50 languages. This new search leverages natural language processing to find the right response.

●	Visual Search allows a visitor to upload an image, take a picture with their phone or even describe the image they may have seen on the site before.

Bridgeline’s investments in Artificial Intelligence are making it a leader in the important area of eCommerce and position it for growth in 2024.

Financial Results – Fourth Fiscal Quarter of Fiscal Year 2023

●	Total revenue, which is comprised of Licenses and Services revenue, was $3.8 million for the quarter ended September 30, 2023, as compared to $4.2 million for the same period in 2022.

●

Subscription and licenses revenue, which is comprised of SaaS licenses, maintenance and hosting revenue and perpetual licenses revenue was $3.1 million for the quarter ended September 30, 2023, compared to $3.4 million for the same period in 2022. As a percentage of total revenue, Subscription and licenses revenue was 81% of total revenue for the quarter ended September 30, 2023, compared with 82% for the same period in 2022.

●

Services revenue was $0.7 million for the quarter ended September 30, 2023, compared to $0.8 million for the same period in 2022. As a percentage of total revenue, Services revenue accounted for 19% of total revenue for the quarter ended September 30, 2023, compared with 18% for the same period in 2022.

●	Cost of revenue was $1.2 million for the quarter ended September 30, 2023, compared to $1.2 million for the same period in 2022.

●	Gross profit was $2.6 million for the quarter ended September 30, 2023, as compared to $3.0 million for the same period in 2022.

●

Gross margin was 68% for the quarter ended September 30, 2023, compared to 71% for the same period in 2022. Subscription and licenses gross margin were 73% for the quarter ended September 30, 2023, as compared to 76% for the same period in 2022. Services gross margins were 46% for the quarter ended September 30, 2023, as compared to 47% for the same period in 2022.

●	Operating expenses of $10.8 million for the quarter ended September 30, 2023 included a goodwill impairment of $7.5 million, as compared to $3.4 million for the same period in 2022.

●	Operating loss for the quarter ended September 30, 2023, was $8.2 million, including the impact of the goodwill impairment, as compared to a loss of $0.4 million for the same period in 2022.

●

The warrant liability revaluation resulted in a $0.2 million non-cash gain attributable to the change in the fair value of the warrant liabilities for the quarter ended September 30, 2023. This compares to a slight net loss from revaluation for the same period in 2022.

●	Net loss for the quarter ended September 30, 2023, was $8.1 million, including the impact of the goodwill impairment, compared to net income of $0.5 million for the same period in 2022.

Financial Results – Year-to-Date Twelve Months of Fiscal Year 2023

●	Total revenue, which is comprised of Licenses and Services revenue, was $15.9 million for the twelve months ended September 30, 2023, as compared to $16.8 million for the same period in 2022.

●

Subscription and licenses revenue, which is comprised of SaaS licenses, maintenance and hosting revenue and perpetual licenses revenue was $12.7 million for the twelve months ended September 30, 2023, compared to $13.6 million for the same period in 2022. As a percentage of total revenue, Subscription and licenses revenue was 80% of total revenue for the twelve months ended September 30, 2023, consistent with 81% for the same period in 2022.

●

Services revenue was $3.1 million for the twelve months ended September 30, 2023, compared to $3.3 million for the same period in 2022. As a percentage of total revenue, Services revenue accounted for 20% of total revenue for the twelve months ended September 30, 2023, consistent with 19% for the same period in 2022.

●	Cost of revenue was $5.0 million for the twelve months ended September 30, 2023, compared to $5.1 million for the same period in 2022.

●	Gross profit was $10.9 million for the twelve months ended September 30, 2023, compared to $11.7 million for the same period in 2022.

●

Gross margin was 68% for the twelve months ended September 30, 2023, compared to 70% for the same period in 2022. Subscription and licenses gross margin were 74% for the twelve months ended September 30, 2023, as compared to 75% for the same period in 2022. Services gross margin was 48% for the twelve months ended September 30, 2023, as compared to 46% for the same period in 2022.

●	Operating expenses of $20.8 million for the twelve months ended September 30, 2023 included a goodwill impairment of $7.5 million, and increased compared to $13.6 million for the same period in 2022.

●	Operating loss for the twelve months ended September 30, 2023 was $9.9 million, including the impact of the goodwill impairment, as compared to a loss of $1.9 million for the same period in 2022.

●

The warrant liability revaluation resulted in a $0.6 million non-cash gain attributable to the change in the fair value of the warrant liabilities for the twelve months ended September 30, 2023. This compares to a net gain from revaluation of $3.7 million for the same period in 2022.

●	Net loss for the twelve months ended September 30, 2023, was $9.4 million, including the impact of the goodwill impairment, compared to net income of $2.1 million for the same period in 2022.

Conference Call

Bridgeline Digital, Inc. will hold a conference call today, December 27, 2023, at 4:30 p.m. Eastern Time to discuss these results. The Company’s President and Chief Executive Officer, Ari Kahn, and Chief Financial Officer, Thomas Windhausen, will host the call, followed by a question and answer period.

The details of the conference call and replay are as follows:

Bridgeline Digital Fourth Quarter 2023 Earnings Call

Wednesday, December 27, 2023, at 4:30 p.m. ET

https://register.vevent.com/register/BI68d7b29d1aaa40ab820c5316103c486c

Participants can register for the conference call using the above URL above.
Once registered, participants will receive dial-in numbers and unique PIN number.

Replays of the conference call will be available through the following link:

https://edge.media-server.com/mmc/p/o3mxctq3

Non-GAAP Financial Measures

This press release contains the following Non-GAAP financial measures: Adjusted EBITDA, Non-GAAP adjusted net income (loss), and Non-GAAP adjusted net earnings (loss) per diluted share.

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, impairment of goodwill and intangible assets, non-cash warrant related income/expense, changes in fair value of contingent consideration, restructuring and acquisition-related costs, amortization of debt discounts, preferred stock dividends and any related tax effects. Bridgeline uses Adjusted EBITDA and Non-GAAP adjusted net income (loss) as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States ("GAAP").

Non-GAAP adjusted net income (loss) and Non-GAAP adjusted net income (loss) per diluted share are calculated as net income (loss) or net income (loss) per share on a diluted basis, excluding, where applicable, amortization of intangible assets, change in fair value of warrants, stock-based compensation, restructuring and acquisition-related costs, goodwill impairment charges, preferred stock dividends and any related tax effects.

Bridgeline's management does not consider these Non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these Non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these Non-GAAP financial measures. To compensate for these limitations, Bridgeline management presents Non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its Non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of Adjusted EBITDA and Non-GAAP adjusted net income (loss) may differ from, and therefore may not be comparable with, similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that Adjusted EBITDA and Non-GAAP adjusted net income (loss) have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor for Forward-Looking Statements

Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These statements appear in a number of places in this press release and include statements regarding the intent, belief or current expectations of Bridgeline Digital, Inc. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, business operations and the business of our customers, suppliers and partners; our ability to retain and upgrade current customers, increasing our recurring revenue, our ability to attract new customers, our revenue growth rate; our history of net loss and our ability to achieve or maintain profitability, instability in the financial markets, including the banking sector; our liability for any unauthorized access to our data or our users’ content, including through privacy and data security breaches; any decline in demand for our platform or products; changes in the interoperability of our platform across devices, operating systems, and third party applications that we do not control; competition in our markets; our ability to respond to rapid technological changes, extend our platform, develop new features or products, or gain market acceptance for such new features or products, particularly in light of potential disruptions to the productivity of our employees resulting from remote work; our ability to manage our growth or plan for future growth, and our acquisition of other businesses and the potential of such acquisitions to require significant management attention, disrupt our business, or dilute stockholder value; the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital Market, or our ability to maintain an effective system of internal controls, as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Bridgeline Digital, Inc. assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

About Bridgeline Digital

Bridgeline is a marketing software solutions provider that offers a suite of products that help companies grow online revenue by driving more traffic to their websites, converting more visitors to purchasers, and increasing average order value.

To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Bridgeline Digital, Inc.

Thomas R. Windhausen

Chief Financial Officer

twindhausen@bridgeline.com

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenue:
Subscription and perpetual licenses	$3,072	$3,443	$12,742	$13,560
Digital engagement services	726	767	3,143	3,259
Total net revenue	3,798	4,210	15,885	16,819

Cost of revenue:
Subscription and perpetual licenses	815	826	3,364	3,358
Digital engagement services	391	406	1,650	1,759
Total cost of revenue	1,206	1,232	5,014	5,117
Gross profit	2,592	2,978	10,871	11,702

Operating expenses:
Sales and marketing	965	1,352	4,757	5,232
General and administrative	806	927	3,173	3,387
Research and development	1,070	722	3,679	3,217
Depreciation and amortization	385	386	1,528	1,599
Goodwill impairment	7,517	-	7,517	-
Restructuring and acquisition related expenses	75	-	132	164
Total operating expenses	10,818	3,387	20,786	13,599
Loss from operations	(8,226)	(409)	(9,915)	(1,897)

Change in fair value of contingent consideration, interest expense and other, net	(170)	(10)	(189)	417
Change in fair value of warrant liabilities	214	(38)	575	3,655
Income (loss) before income taxes	(8,182)	(457)	(9,529)	2,175
Provision for (benefit from) income taxes	(119)	18	(94)	30
Net (loss) income	$(8,063)	$(475)	$(9,435)	$2,145

Net (loss) income applicable to common shareholders
Net income (loss) per share attributable to common shareholders:
Basic net (loss) income per share	$(0.77)	$(0.05)	$(0.91)	$0.21
Diluted net (loss) income per share	$(0.77)	$(0.05)	$(0.91)	$0.20
Number of weighted average shares outstanding:
Basic	10,417,609	10,320,906	10,417,609	10,232,862
Diluted	10,417,609	10,320,906	10,424,187	10,366,907

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(Unaudited)

	September 30,	September 30,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$2,377	$2,856
Accounts receivable, net	1,004	1,182
Prepaid expenses and other current assets	278	242
Total current assets	3,659	4,280

Property and equipment, net	151	268
Operating lease assets	390	589
Intangible assets, net	4,890	6,268
Goodwill, net	8,468	15,985
Other assets	73	123
Total assets	$17,631	$27,513

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$267	$429
Current portion of operating lease liabilities	148	199
Accounts payable	1,255	972
Accrued liabilities	995	995
Purchase price and contingent consideration payable, current portion	-	250
Deferred revenue	2,084	1,943
Total current liabilities	4,749	4,788
Long-term debt, net of current portion	435	588
Operating lease liabilities, net of current portion	241	390
Warrant liabilities	174	749
Other long-term liabilities	572	646
Total liabilities	6,171	7,161

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized;
Series C Convertible Preferred stock: 11,000 shares authorized; 350 shares issued and outstanding at September 30, 2023 and 2022	-	-
Series D Convertible Preferred stock: 4,200 shares authorized; no shares issued and outstanding at September 30, 2023 and 2022	-	-
Common stock - $0.001 par value; 50,000,000 shares authorized;
10,417,609 shares issued and outstanding at September 30, 2023 and 2022	10	10
Additional paid-in-capital	101,275	100,704
Accumulated deficit	(89,577)	(80,142)
Accumulated other comprehensive loss	(248)	(220)
Total stockholders' equity	11,460	20,352
Total liabilities and stockholders' equity	$17,631	$27,513

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	Sept 30,		Sept 30,
	2023	2022	2023	2022
Reconciliation of GAAP net income (loss) to Adjusted EBITDA:
GAAP net income (loss)	$(8,063)	$(475)	$(9,435)	$2,145
Provision for income taxes	(119)	18	(94)	30
Change in fair value of contingent consideration, interest expense and other, net	170	10	189	(417)
Change in fair value of warrants	(214)	38	(575)	(3,655)
Amortization of intangible assets	346	336	1,378	1,487
Depreciation and other amortization	45	59	177	121
Goodwill impairment	7,517	-	7,517	-
Restructuring and acquisition related charges	75	-	132	164
Stock-based compensation	126	113	402	321
Adjusted EBITDA	$(117)	$99	$(309)	$196

Reconciliation of GAAP net income (loss) to non-GAAP adjusted net income (loss):
GAAP net income (loss)	$(8,063)	$(475)	$(9,435)	$2,145
Change in fair value of warrants	(214)	38	(575)	(3,655)
Amortization of intangible assets	346	336	1,378	1,487
Goodwill impairment	7,517	-	7,517	-
Restructuring and acquisition related charges	75	-	132	164
Stock-based compensation	126	113	402	321
Non-GAAP adjusted net income (loss)	$(213)	$12	$(581)	$462

Reconciliation of GAAP net earnings (loss) per diluted share to non-GAAP adjusted net earnings (loss) per diluted share:
GAAP net income (loss) applicable to common shareholders	$(0.77)	$(0.05)	$(0.91)	$0.21
Change in fair value of warrants	(0.02)	0.00	(0.06)	(0.35)
Amortization of intangible assets	0.03	0.03	0.13	0.14
Goodwill impairment	0.72	-	0.72	-
Restructuring and acquisition related charges	0.01	-	0.01	0.02
Stock-based compensation	0.01	0.01	0.04	0.03
Non-GAAP adjusted net income (loss) per diluted share	$(0.02)	$0.00	$(0.06)	$0.04